THIRD AMENDMENT AND MODIFICATION OF PROMISSORY NOTE

This Third Amendment and Modification of Promissory Note (this “Amendment”) dated as of January 6, 2022,  is by and between OSK VII, LLC, a Minnesota limited liability company (together with its successors and assigns, “Lender”) and MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Debtor”) in light of the following:

RECITALS

 WHEREAS, Lender and Debtor entered into that certain Promissory Note dated as of November 4, 2011 (as amended, modified or restated from time to time, the “Note”) and certain other related agreements.

 WHEREAS,  Lender and Debtor entered into that certain Second Amendment and Modification of Promissory Note dated as of March 5, 2021 to amend certain terms and conditions of the Note.

WHEREAS, Lender and Debtor desire to further amend the Note pursuant to the terms and conditions set forth herein.

 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Note unless specifically otherwise defined herein.

 2. Amendment to Section 6 of the Note.  Section 6 of the Note is hereafter amended in its entirety to read as follows:

6. Prepayments. Prepayments may be made in whole or in part at any time without    premium or penalty.  All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

 a. If Debtor makes a prepayment in the amount of $[***] (US Dollars) which is received by Lender by March 5, 2021, the outstanding principal shall be reduced by the amount of $[***] (US Dollars); provided, further, no grace or cure periods are applicable so that Debtor is not entitled to the aforementioned additional 16% credit against the outstanding principal in the event the prepayment is not received by March 5, 2021.

 b. If Debtor makes a prepayment in the amount of $[***] (US Dollars) which is received by Lender by January 7, 2022, the outstanding principal shall be reduced by the amount of $[***] (US Dollars) on said date.  If Debtor makes additional quarterly prepayments of $[***] (US Dollars) starting on July 1, 2022 and on the first business day following the end of each subsequent quarterly period until the indebtedness is paid in full, the outstanding principal shall be reduced by $[***] (US Dollars) on the date each such quarterly payment is timely made.  The reductions to principal shall be calculated based on the prepayment amount plus an additional 10% of each prepayment amount.  No grace or

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cure periods are applicable so that Debtor is not entitled to the aforementioned additional [**]% credit against outstanding principal in the event the prepayments are not timely received on the dates set forth above.

 3. Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

4. Payment of Fees and Expenses.  Debtor further agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting, preparation and execution of this Amendment.

 5.  Ratifications. Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all security interests and liens heretofore granted to Lender were intended to and continue to secure the full payment and performance of the Indebtedness. Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those security interests and liens and preserve and protect the rights of Lender in respect of all present and future Collateral. The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.  Debtor hereby acknowledges and agrees that as of March 1, 2021, the outstanding principal is $50,371,865.17 and such amount together with accruing interest and other recoverable fees and costs are due and owing to Lender without any offset or defense to payment.

 6.  Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person or if required have been received by Debtor and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

 7.  Release. Debtor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender. To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, hereby waives and knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of

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action, defenses, counterclaims, offsets, crosscomplaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

 8.  Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

 9.  Reference to Agreement. Each of the Loan Documents, including the Note and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Note shall mean and refer to the Note as amended hereby.

10. Waiver of Jury Trial.  The terms and conditions set forth in the Note regarding the waiver of jury trial shall continue to apply.

11.  Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.  Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13. Authority.  Each person executing this Agreement warrants and represents to the other parties that it has authority to execute this Agreement, that it has read and fully understands this Agreement, and that it is entering into this Agreement freely and voluntarily.

NOTICE OF FINAL AGREEMENT

THE NOTE AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment as of the date first set forth above.

LENDER:     ADDRESS:

OSK VII, LLC      5050 France Ave S.

A Minnesota limited liability companyEdina, MN 55410

By:	/s/ Adam Bernier
Name:	Adam Bernier
Title:	COO

DEBTOR:        ADDRESS:

MINISTRY PARTNERS INVESTMENT  915 W. Imperial Highway, Suite 120

COMPANY, LLC     Brea, CA 92821

By:	/s/ Joseph Turner
Name:	Joseph Turner
Title:	President & CEO

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